Exhibit 21.1



                SUBSIDIARIES OF CARRINGTON LABORATORIES, INC.


 Name of Subsidiary                           Jurisdiction of Organization
 ------------------                           ----------------------------
 Finca Savila, S.A.                                   Costa Rica
 Carrington Laboratories International, Inc.          Texas
 Hilcoa Corporation                                   California
 Caraloe, Inc.                                        Texas
 Sabila Industrial, S.A.                              Costa Rica
 DelSite Biotechnologies, Inc.                        Delaware